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                           WAIVER TO CREDIT AGREEMENT


                  WAIVER TO CREDIT AGREEMENT, dated as of August 18, 2000 (this "Waiver"), among JCC HOLDING COMPANY ("Holdings"), JAZZ CASINO COMPANY, L.L.C. (the "Borrower"), various lending institutions party to the Credit Agreement referred to below (the "Banks") and BANKERS TRUST COMPANY, as Administrative Agent (the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                                   WITNESSETH

                  WHEREAS, Holdings, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of October 29, 1998 (as amended by the Waiver dated as of June 4, 1999, the letter agreement dated November 1, 1999, the Waiver dated as of February 29, 2000, the Amendment dated as of March 29, 2000, the Waiver dated as of June 29, 2000, the Waiver dated as of July 27, 2000 and the Waiver dated as of August 10, 2000, the "Credit Agreement");

                  WHEREAS, Holdings and the Borrower have requested that the Banks agree to waive certain requirements of the Credit Agreement, and the Banks have agreed, subject to the terms and conditions set forth herein, to waive such requirements of the Credit Agreement as herein provided;

                  NOW, THEREFORE, it is agreed:

                  1. The Banks hereby waive, solely for the period ending at 6:00 p.m. (New York time) on August 31, 2000 (the "Waiver Period"), compliance by the Borrower with the provisions of Section 9.09 of the Credit Agreement and any Default or Event of Default which may exist solely as a result of the Borrower's failure to comply with the requirements of such Section during the Waiver Period; provided that, in consideration of such extension, Holdings and the Borrower hereby agree that at no time on or after the date of this Waiver and prior to the termination of the Waiver Period (as extended hereby) shall (i) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans exceed $8,000,000, (ii) the Letter of Credit Outstandings exceed $2,000,000 or (iii) any payments be made by Holdings or any of its Subsidiaries in respect of any amounts owing to HET, HOC or any of their respective Subsidiaries or Affiliates (other than the Borrower and its Subsidiaries) in respect of obligations of Holdings or any of its Subsidiaries to any such Person which are or have been contractually deferred or otherwise forborne by any such Person, or which are of the type which have been the subject of contractual deferral or forbearance on the part of any such Person at any time prior to the date hereof (including current amounts which may become due prior to the termination of the Waiver Period); provided further that the waiver granted above shall be effective only during the Waiver Period and such waiver shall not be of any force or effect at any time thereafter, including with respect to any failure to comply with such Section 9.09 for the Fiscal Test Quarter ended June 30, 2000. The provisions of the first proviso to the immediately preceding sentence shall for all purposes of the Credit Agreement (including Section 10.03 thereof) constitute a covenant pursuant to Section 9 of the Credit Agreement, and the Banks shall have no obligation to honor



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any Notice of Borrowing or Letter of Credit Request, extend any Loan or issue or participate in any Letter of Credit to the extent same would result in a breach of the agreements set forth above. In addition to the foregoing, and in further consideration of the granting of this Waiver, Holdings and the Borrower hereby agree, and HET and HOC by their execution hereof consent and agree, that at all times during the Waiver Period and in addition to any other Default or Event of Default which may exist from time to time by operation of the Credit Documents, a Specified Event of Default shall be deemed to exist solely for purposes of
Section 9.06 of the Credit Agreement.

                  2. In order to further induce the Banks to enter into this Waiver and grant the waivers contemplated hereby, and in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Holdings and the Borrower hereby (x) represents and warrants that no Default or Event of Default exists on the Waiver Effective Date after giving effect to this Waiver and (y) makes each of the representations, warranties and agreements made by each such party contained in the Credit Agreement and the other Credit Documents on and as of the Waiver Effective Date, after giving effect to this Waiver (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects as of such date).

                  3. This Waiver is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement (or of any provision beyond the specific waivers granted hereby) or any other Credit Document. It is agreed that this Waiver shall constitute a Credit Document, as defined in the Credit Agreement.

                  4. This Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

                  5. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  6. This Waiver shall become effective on the first date (the "Waiver Effective Date") on which each of Holdings, the Borrower, HET, HOC and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile) the same to the Administrative Agent at its Notice Office.

                  7. At all times on and after the Waiver Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Waiver.

                  8. Each of the parties hereto (including for this purpose HET and HOC) hereby acknowledges and agrees that none of the parties hereto shall have any obligations (expressed or implied) to agree to any further amendments, modifications or waivers with respect



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to the Credit Agreement or any other Credit Document, or to provide any consent thereto or otherwise to forebear with respect to the exercise of their rights under any Credit Document or otherwise. The provisions of this Section 8 shall not give rise to the requirement of any consent in instances where such consent is not required.


                                      * * *




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                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Waiver to be duly executed and delivered as of the date first written above.


                                             JCC HOLDING COMPANY

                                             by: /s/ L. Camille Fowler
                                                --------------------------------
                                                Title:


                                             JAZZ CASINO COMPANY, L.L.C.

                                             By: /s/ L. Camille Fowler
                                                 -------------------------------
                                                 Title:


                                             BANKERS TRUST COMPANY, Individually
                                             and as Administrative Agent


                                             By: /s/ Susan L. Le Fevre
                                                 -------------------------------
                                                 Title: Director


                                             MORGAN STANLEY DEAN WITTER
                                                  PRIME INCOME TRUST


                                             By:
                                                 -------------------------------
                                                 Title:


                                             VAN KAMPEN AMERICAN CAPITAL
                                                  PRIME RATE INCOME TRUST


                                             By:
                                                 -------------------------------
                                                 Title:


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                                             BANK OF AMERICA, N.A.


                                             By:
                                                 -------------------------------
                                                 Title:



         For purposes of the Credit Documents to which HET and HOC are party, by their respective signatures below, each of HET and HOC hereby consents and agrees to the entering into of this Waiver (as well as all prior amendments and waivers to the Credit Agreement as described in the recitals hereto) and acknowledges and affirms that the HET/HOC Guaranty and Loan Purchase Agreement (as amended by the Amendment thereto dated as of October 1, 1999) remains in full force and effect in accordance with its terms on the date hereof and after giving effect to this Waiver:


HARRAH'S ENTERTAINMENT, INC.


By: /s/ Charles L. Atwood
    ---------------------
    Title: Vice President and Treasurer


HARRAH'S OPERATING COMPANY, INC.


By: /s/ Charles L. Atwood
    ---------------------
    Title: Vice President and Treasurer




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